Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (the “Rights”) to purchase shares of common stock, par value $1.00 per share (the “Common Stock”), of Gyrodyne Company of America, Inc. (the “Company”).

This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus pertaining to the Rights and the related “Instructions as to Use of Gyrodyne Company of America, Inc. Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.           ☐      Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.           ☐      Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

	Number of Shares of Common Stock Subscribed for	Subscription Price	Payment
Basic Subscription Privilege	___________x	$53	= $_______ (Line 1)
Over-Subscription Privilege	___________x	$53	= $_______ (Line 2)
Total Payment Required			$_______ (Sum of Lines 1 and 2)

Box 3.           ☐      Payment in the following amount is enclosed: $______.

Box 4.           ☐      Please deduct payment of $____________ from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account ________________________                                                                                     Account No._________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the prospectus; and
•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):  __________________________________
Signature of beneficial owner(s):  _______________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:_________________________________________________

Capacity:_______________________________________________

Address (including Zip Code):______________________________

Telephone Number:_______________________________________